Exhibit 32

CenturyTel, Inc.

May 1, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	CenturyTel, Inc.
Certification of Contents of Form 10-Q for the quarter ending March 31, 2009 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

The undersigned, acting in their capacities as the Chief Executive Officer and the Chief Financial Officer of CenturyTel, Inc. (the “Company”), certify that the Form 10-Q for the quarter ended March 31, 2009 of the Company fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by such report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Very truly yours,

/s/ Glen F. Post, III	/s/ R. Stewart Ewing, Jr.
Glen F. Post, III	R. Stewart Ewing, Jr.
Chairman of the Board and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer